Consent of Independent Registered Public Accounting Firm

Greenlight Capital Re, Ltd.
Grand Cayman, Cayman Islands

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 8, 2007, relating to the consolidated financial statements and schedules of Greenlight Capital Re, Ltd. which is contained in that Prospectus.

We also consent to the reference to us under the caption ‘‘Experts’’ in the Prospectus.

BDO Seidman, LLP
Grand Rapids, Michigan

May 23, 2007